EXHIBIT 10.54

EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into as of the 28th day of March 1995, by and between Proffitt's, Inc., ("Company"), and Robert Oliver ("Executive").

     Company and Executive agree as follows:

     1. Employment. Company hereby employs Executive as Executive Vice President of Stores, McRae's Division, or in such other capacity with Company and its subsidiaries as Company's Board of Directors shall designate.

     2. Duties. During his employment, Executive shall devote substantially all of his working time, energies, and skills to the benefit of Company's business. Executive agrees to serve Company diligently and to the best of his ability and to use his best efforts to follow the policies and directions of Company's Board of Directors.

     3. Compensation. Executive's compensation and benefits under this Agreement shall be as follows:

          (a) Base Salary. Company shall pay Executive a base salary ("Base Salary") at a rate of no less than $195,000 per year (beginning on April 1, 1995). In addition, the Board of Directors of Company shall, in good faith, consider granting increases in such Base Salary based upon such factors as Executive's performance and the growth and/or profitability of Company. Executive's Base Salary shall be paid in installments in accordance with Company's normal payment schedule for its senior management. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

          (b) Bonus. In addition to the Base Salary, Executive shall be eligible, as long as he holds the position stated in paragraph 1, for a yearly cash bonus of up to 30% of Base Salary based upon his performance in accordance with specific annual objectives, set in advance, all as approved by the Board of Directors.

          (c) Incentive Compensation. Executive shall be and hereby is granted a non-qualified option as of March 28, 1995, ("Option") to purchase ten thousand (10,000) shares of Company common stock at an option price equal to the closing price of the stock on March 28, 1995, as reported in the Wall Street Journal. The Option is granted pursuant to Company's 1994 Long-Term Incentive Plan ("1994 LTIP"), and shall be subject to the terms and conditions thereof. The Option shall be exercisable on or after March 28, 1995, (the "Grant date") to the extent of 20% of the shares covered thereby; exercisable to the extent of an additional 20% of the shares covered thereby on and after the first anniversary of the Grant Date; exercisable to the extent of an additional 20% of the shares covered thereby on and after the second anniversary of the Grant Date; exercisable to the extent of an additional 20% of the shares covered thereby on an after the third anniversary of the Grant Date; and exercisable to the extent of any remaining shares on and after the fourth anniversary of the Grant Date; provided, however, that no portion of the Option shall be exercisable any earlier than six months from the Grant Date.
The Option may be exercised (as provided in the 1994 LTIP) up to ten (10) years from the Grant Date. Any portion of the Option not exercised within said ten (10) year period shall expire.

     Notwithstanding the preceding paragraph, the Option granted under this Agreement shall not be exercisable if Executive has been demoted from the position stated in paragraph 1 or otherwise been reassigned duties at a lower level in the Company. In the case of such a demotion or reassignment of duties at a lower position, Company retains the right to reduce the number of option shares granted under this Agreement and, in such a case, vesting will occur as if the reduced number of option shares had been granted on the Grant Date.

          (d) Effect of Change of Control on Options. In the event of a Change of Control (as defined in the 1994 LTIP) any Options granted to Executive prior to such Change of Control shall immediately vest.

     4. Insurance and Benefits. Company shall allow Executive to participate in each employee benefit plan and to receive each executive benefit that Company provides for persons in Executive's position.

     5. Term. The term of this Agreement shall be for two (2) years, beginning March 28, 1995, provided, however, that Company may terminate this Agreement at any time upon thirty (30) days' prior written notice (at which time this Agreement shall terminate except for Section 9, which shall continue in effect as set forth in Section 9). In the event of such termination by Company, Executive shall be entitled to receive his Base Salary (at the rate in effect at the time of termination) through the end of the term of this Agreement. Such Base Salary shall be paid thereafter in monthly installments. In addition, this Agreement shall terminate upon the death of executive, except as to Executive's estate's right to exercise any unexercised stock options pursuant to Company's stock option plan then in effect, and except as to any rights which Executive's estate or dependents may have under COBRA or any other federal or state law or which are derived independent of this Agreement by reason of his participation in any plan maintained by Company.

     6. Termination by Company for Cause. Company shall have the right to terminate Executive's employment under this Agreement for cause, in which event no compensation shall be paid or other benefits furnished to Executive after termination for cause. Termination for cause shall be effective immediately upon notice sent or given to Executive. For purposes of this Agreement, the term "cause" shall mean and be strictly limited to: (i) conviction of Executive, after all applicable rights of appeal have been exhausted or waived, for any crime involving moral turpitude or the engaging by Executive in any unethical, immoral or fraudulent conduct which materially discredits Company or is materially detrimental to the reputation or goodwill of Company; (ii) commission of any material act of fraud or dishonesty by Executive against Company, provided that Executive shall first be provided with written notice of the claim and with an opportunity to contest said claim before the Board of Directors; or (iii) Executive's material breach of his obligations under paragraph 2 of the Agreement, as so determined by the Board of Directors.

          (b) In the event that Executive's employment is terminated, Executive agrees to resign as an officer and/or director of Company (or any of its subsidiaries or affiliates), effective as of the date of such termination, and Executive agrees to return to Company upon such termination any of the following which contain confidential information: all documents, instruments, papers, facsimiles, and computerized information which are the property of Company or such subsidiary or affiliate.

     7. Change in Control. If Executive's employment is terminated primarily as a result of a Change in Control of Company or a Potential Change in Control of Company as defined below, Executive shall receive his Base Salary (at the rate in effect at the time of termination) for a period of two years or through the end of the term of this Agreement, whichever is longer.

     As used herein, the term "Change in Control" means the happening of any of the following:

          (a) Any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Company, a subsidiary of Company, or any employee benefit plan of Company or its subsidiaries, becomes the beneficial owner of Company's securities having 25 percent or more of the combined voting power of the then outstanding securities of Company that may be cast for the election for directors of Company (other than as a result of an issuance of securities initiated by Company in the ordinary course of business); or

          (b) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Company or any successor corporation or entity entitled to vote generally in the election of directors of Company or such other corporation or entity after such transaction, are held in the aggregate by holders of Company's securities entitled to vote generally in the election of directors of Company immediately prior to such transactions; or

          (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Company's stockholders, of each director of Company first elected during such period was approved by a vote of at least two-thirds of the directors of Company then still in office who were directors of Company at the beginning of any such period.

     As used herein, the term "Potential Change in Control" means the happening of any of the following:

          (a) The approval by stockholders of an agreement by Company, the consummation of which would result in a Change of Control of Company; or

          (b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than Company, a wholly-owned subsidiary thereof or any employee benefit plan of Company or its subsidiaries (including any trustee of such plan acting as trustee) of securities of Company representing 5 percent or more of the combined voting power of Company's outstanding securities and the adoption by the Board of Directors of Company of a resolution to the effect that a Potential Change in Control of Company has occurred for purposes of this Plan.

     8. Disability. If Executive becomes Disabled at any time during the term of this Agreement, he shall after he becomes disabled continue to receive all payments and benefits provided under the terms of this Agreement for a period of twelve consecutive months, or for the remaining term of this Agreement, whichever period is shorter. In the event that Executive is disabled for more than twelve consecutive months during the term of this Agreement, executive shall, at the expiration of the initial twelve consecutive month period, be entitled to receive under this Agreement 50% of his Base Salary plus the insurance and benefits described in Section 4 of this Agreement for the remaining term of this Agreement. For purposes of this Agreement, the term disabled shall mean the inability of Executive (as the result of a physical or mental condition) to perform the duties of his position under this Agreement with reasonable accommodation and which inability is reasonably expected to last at least one (1) full year.

     9.   Non-competition; Unauthorized Disclosure.

          (a) Non-competition. During the period Executive is employed under this Agreement, and for a period of one year thereafter, Executive:

               (i) shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, director, officer, employee or otherwise, in competition with (i) the businesses conducted at the date hereof by Company or any subsidiary or affiliate, or (ii) any business in which Company or any subsidiary or affiliate is substantially engaged at any time during the employment period;

               (ii)  shall not solicit, in competition with
Company, any person who is a customer of the businesses conducted by Company at the date hereof or of any business in which Company is substantially engaged at any time during the term of this Agreement; and

               (iii) shall not induce or attempt to persuade any employee of Company or any of its divisions, subsidiaries or then present affiliates to terminate his or her employment relationship in order to enter into competitive employment.

          (b) Unauthorized Disclosure. During the period Executive is employed under this Agreement, and for a further period of two years thereafter, Executive shall not, except as required by any court or administrative agency, without the written consent of the Board of Directors, or a person authorized thereby, disclose to any person, other than an employee of Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive for Company, any confidential information obtained by him while in the employ of Company; provided, however, that confidential information shall not include any information now known or which becomes known generally to the public (other than as a result of unauthorized disclosure by Executive).

          (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of Executive contained in this Section 9:

               (i)  the covenants contained in paragraph (i) and
(ii) of Section 9(a) shall apply within all the territories in which Company is actively engaged in the conduct of business while Executive is employed under this Agreement, including, without limitation, the territories in which customers are then being solicited;

               (ii) without limiting the right of Company to pursue all other legal and equitable remedies available for violation by Executive of the covenants contained in this Section 9, it is expressly agreed by Executive and Company that such other remedies cannot fully compensate Company for any such violation and that Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

               (iii) each party intends and agrees that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 9, any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

               (iv) the covenants contained in this Section 9 shall survive the conclusion of Executive's employment by Company.

     10.  General Provisions.

          (a) Notices. Any notice to be given hereunder by either party to the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this
Section 10 (a). Notices shall be deemed communicated as of the actual receipt or refusal of receipt.

     If to Executive:  Robert Oliver
                       1647 Maywood Circle
                       Jackson, MS 39211

     If to Company:    Proffitt's, Inc.
                       Post Office Box 9388
                       Alcoa, TN 37701

          (b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and without being impaired or invalidated in any way.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

          (d) Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

          (e) Delegation of Duties. Executive may not delegate or assign any of his duties or obligations hereunder and Company shall have no right to assign this Agreement without Executive's express written consent to such assignment. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

          (f) Entire Agreement. Except for any prior grants of options or other forms of incentive compensation evidenced by a written instrument, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to employment of Executive by Company and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, that have not been embodied herein, and no other agreement, statement or promise not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (g)  No Conflicting Agreement.   By signing this
Agreement, Executive warrants that he is not a party to any restrictive covenant, agreement or contract which limits the performance of his duties and responsibilities under this Agreement or under which such performance would constitute a breach.

          (h) Headings. The Section, paragraph, and subparagraph headings are for convenience or reference only and shall not define or limit the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              PROFFITT'S, INC.


                              BY:  /s/ R. Brad Martin
                                  R. Brad Martin
                                  Chairman of the Board


                                   /s/ Robert Oliver
                                  Robert Oliver
                                  Executive